Exhibit 99.1

7000 Cardinal Place

Dublin,OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Troy Kirkpatrick (614) 757-6225 troy.kirkpatrick@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS FIRST QUARTER RESULTS

•	Revenue up 6 percent to $24.8 billion

•	One-time spinoff-related costs result in first-quarter loss from continuing operations of $62 million or $0.17 per share

•	Non-GAAP diluted earnings per share from continuing operations increase 15 percent to $0.54

DUBLIN, Ohio, Nov. 5, 2009 — Cardinal Health today reported fiscal 2010 first-quarter revenue increased 6 percent to $24.8 billion and non-GAAP diluted earnings per share from continuing operations1 increased 15 percent to $0.54.

The net after-tax dilutive impact from restructuring, impairments and other costs associated with the spinoff of CareFusion Corp. totaled $0.71 per share. These items resulted in a GAAP loss from continuing operations of $62 million for the quarter, or $0.17 per share. Notable one-time items include a $172 million tax charge related to the portion of non-U.S. earnings that will no longer be indefinitely invested offshore due to the company’s reduced international footprint following the spinoff and a $26 million after-tax loss associated with the early retirement of more than $1.1 billion of long-term debt.

The quarter was highlighted by 17 percent profit growth from the company’s Medical segment, a lower-than-anticipated segment profit decline of 2 percent from its Pharmaceutical segment and disciplined expense management across the company. First-quarter non-GAAP results also benefited from an expected lower tax rate versus the prior-year period.

“We’re off to a solid start to fiscal 2010, with our core businesses performing well and our key initiatives on track to deliver long-term value,” said George Barrett, chairman and chief executive officer of Cardinal Health. “Our first-quarter operating numbers were enhanced by an accelerated revenue recognition item in our Medical segment related to the spinoff and some earlier-than-expected brand price inflation in the Pharmaceutical segment. Based on the data available to us at this stage of the year, we expect that our full-year performance will likely be toward the higher end of our guidance of $1.90 to $2.00 for non-GAAP diluted EPS from continuing operations.”

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Cardinal Health News

Q1 FY10 SUMMARY

	Q1 FY10	Q1 FY09	Y/Y
Revenue	$24.8 billion	$23.4 billion	6%

Operating Earnings	$240 million	$287 million	(16)%
Non-GAAP Operating Earnings[2]	$323 million	$311 million	4%

Earnings/(Loss) from Continuing Operations	$(62) million	$172 million	N.M.
Non-GAAP Earnings from Continuing Operations[3]	$194 million	$168 million	15%

Diluted EPS from Continuing Operations	$(0.17)	$0.48	N.M.
Non-GAAP Diluted EPS from Continuing Operations	$0.54	$0.47	15%

FIRST-QUARTER SEGMENT RESULTS

Pharmaceutical Segment

The Pharmaceutical segment increased revenue by 5 percent to $22.6 billion, primarily driven by increased sales to existing pharmaceutical distribution customers. Sales to bulk customers increased 6 percent to $11.3 billion and sales to non-bulk customers increased 5 percent to $11.2 billion. Segment profit decreased 2 percent to $208 million as a result of the expected impact from fewer significant generic product launches and deflation versus the prior year period, the effect of customer contract repricings within the pharmaceutical distribution business and the decrease in franchise fees from the Medicine Shoppe International franchisee contract transition. The decline in segment profit was partially offset by strong, double-digit profit growth from the Nuclear Pharmacy Services business.

“The Pharmaceutical segment continued its progress coming out of fiscal 2009 and performed somewhat ahead of our expectations,” Barrett said. “We are also seeing good early traction with our new generic programs on both the sourcing and customer sides. Our Nuclear Pharmacy Services business continues to perform well in an unusual environment, but we are closely monitoring the supply disruptions of radioisotopes.”

	Q1 FY10	Q1 FY09	Y/Y
Revenue	$22.6 billion	$21.4 billion	5%
Segment Profit	$208 million	$213 million	(2)%

Cardinal Health News

Medical Segment

Revenue for the Medical segment increased 10 percent to $2.2 billion, primarily from sales growth with existing customers. Additionally, the spinoff triggered immediate revenue recognition from international sales to CareFusion, which contributed approximately $51 million to the quarterly revenue growth. Segment profit grew 17 percent to $115 million, driven by decreased cost of raw materials, the $14 million profit impact from the accelerated international sales to CareFusion, pandemic flu orders and the overall increase in volume for the quarter. Segment profit was partially dampened from investments associated with the Medical Transformation project.

“Our Medical segment had a strong quarter with particularly robust performance from our ambulatory and lab supply businesses, and progress is being made in our efforts to transform our medical businesses for long-term growth,” Barrett said. “The segment’s underlying operations are performing well, and the segment is on track for strong profit growth for the full year.”

	Q1 FY10	Q1 FY09	Y/Y
Revenue	$2.2 billion	$2 billion	10%
Segment Profit	$115 million	$98 million	17%

ADDITIONAL FIRST QUARTER AND RECENT HIGHLIGHTS:

•

Completed the spinoff of CareFusion Corp. through a pro rata distribution to Cardinal Health shareholders of approximately 81 percent of the shares of CareFusion common stock, effectively launching it as an independent, publicly traded company.

•	Awarded a five-year, sole-source laboratory products supply agreement with Novation, one of the nation’s largest group purchasing organizations.

•	Purchased approximately $1.1 billion in aggregate principal amount of the company’s long-term debt securities.

•	Named to iSixSigma’s 2009 Best Places to Work Top Ten List.

•	Hired Mark Blake as executive vice president of strategy and corporate development.

CONFERENCE CALL

Cardinal Health will host a conference call and webcast today at 8:30 a.m. EST to discuss first quarter results. To access the call and corresponding slide presentation, go to the Investor page at cardinalhealth.com or dial 617.213.4863, passcode 29086482. Presentation slides, an audio replay and transcript will be archived on the Web site after the conclusion of the meeting. The audio replay will also be available until 11:30 p.m. EST on Nov. 8 by dialing 617.801.6888, passcode 83452415.

UPCOMING EVENTS

Cardinal Health will be participating in the following health care investor conferences:

•	Credit Suisse Healthcare Conference on Nov. 12 at Noon EST

•	Lazard Capital Markets Healthcare Conference on Nov. 17 at 9:55 a.m. EST

At these events, company executives will discuss Cardinal Health’s diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, including remarks or a transcript, go to the Investors page at cardinalhealth.com.

Cardinal Health News

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a Fortune 18 health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals and ambulatory care sites focus on patient care while reducing costs, improving efficiency and quality, and increasing profitability. As one of the largest health care companies in the world, Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 40,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com.

[1]	Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.
[2]

Non-GAAP operating earnings: Operating earnings excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net and (4) spinoff costs not included in items 1 through 3 above.

[3]

Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net and (4) spinoff costs and tax charges not included in items 1 through 3 above, each net of tax.

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at cardinalhealth.com.

Cardinal Health uses its Web site as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the investor page at cardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include (but are not limited to) uncertainties and risks regarding the CareFusion spinoff on Cardinal Health; the performance of CareFusion and the proceeds realized from future sales of CareFusion stock; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key

Cardinal Health News

customer or supplier relationships or changes to the terms of those relationships; the timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; the effects of disruptions in the financial markets, including uncertainties related to the availability and/or cost of credit on Cardinal Health’s customers and vendors; the ultimate features of government health care reform initiatives and their enactment and implementation; and conditions in the pharmaceutical market and general economic and market conditions. In addition, Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. This news release reflects management’s views as of Nov. 5, 2009. Except to the extent required by applicable law, Cardinal Health does not undertake an obligation to update or revise any forward-looking statement.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	First Quarter
(in millions, except per Common Share amounts)	2010[1]	2009[1]	% Change
Revenue	$24,780.7	$23,437.1	6%
Cost of products sold	23,871.9	22,535.9	6%

Gross margin	908.8	901.2	1%
Operating expenses
Distribution, selling, general and administrative expenses	586.1	590.3	(1)%
Restructuring and employee severance	59.7	20.7	N.M.
Impairments and loss on sale of assets	23.6	3.6	N.M.
Litigation (credits)/charges, net	(0.5)	—	N.M.

Operating earnings	239.9	286.6	(16)%
Other (income)/expense, net	(8.9)	2.5	N.M.
Interest expense, net	33.9	29.3	16%
Loss on extinguishment of debt	39.9	—

Earnings before income taxes and discontinued operations	175.0	254.8	(31)%
Provision for income taxes	236.8	82.6	N.M.

Earnings/(loss) from continuing operations	(61.8)	172.2	N.M.
Earnings from discontinued operations (net of tax expense of $26.0 million and $32.0 million for the first quarter of fiscal 2010 and 2009, respectively)	23.6	76.9	N.M.

Net earnings/(loss)	$(38.2)	$249.1	N.M.

Basic earnings/(loss) per Common Share:
Continuing operations	$(0.17)	$0.48	N.M.
Discontinued operations	0.06	0.22	N.M.

Net basic earnings/(loss) per Common Share	$(0.11)	$0.70	N.M.

Diluted earnings/(loss) per Common Share:
Continuing operations	$(0.17)	$0.48	N.M.
Discontinued operations	0.06	0.21	N.M.

Net diluted earnings/(loss) per Common Share	$(0.11)	$0.69	N.M.

Weighted average number of Common Shares outstanding:
Basic	359.1	356.7
Diluted[2]	359.1	361.1

[1]

During the first quarter of fiscal 2010, the Company changed the presentation of certain items on its condensed consolidated statements of earnings. Prior year balances have been reclassified to conform with the new presentation.

[2]

Due to the loss from continuing operations and the net loss during the first quarter of fiscal 2010, dilutive potential Common Shares have not been included in the denominator of the dilutive per share computation due to their antidilutive effect.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)	September 30, 2009	June 30, 2009
Assets
Cash and equivalents	$1,584.8	$1,221.6
Trade receivables, net	5,921.9	5,214.9
Inventories	6,861.9	6,832.8
Prepaid expenses and other	557.8	523.0
Assets from businesses held for sale and discontinued operations	162.6	7,189.4

Total current assets	15,089.0	20,981.7

Property and equipment, net	1,438.6	1,464.5
Investment in CareFusion	902.4	—
Goodwill and other intangibles, net	2,269.3	2,266.9
Other assets	735.4	405.7

Total assets	$20,434.7	$25,118.8

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$362.3	$366.2
Accounts payable	10,047.1	9,041.9
Other accrued liabilities	1,701.7	1,496.2
Liabilities from businesses held for sale and discontinued operations	35.6	1,370.9

Total current liabilities	12,146.7	12,275.2

Long-term obligations, less current portion and other short-term borrowings	2,103.5	3,271.6
Deferred income taxes and other liabilities	1,243.3	847.3
Total shareholders’ equity	4,941.2	8,724.7

Total liabilities and shareholders’ equity	$20,434.7	$25,118.8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter
(in millions)	2010	2009
Cash Flows From Operating Activities:
Net earnings/(loss)	$(38.2)	$249.1
Earnings from discontinued operations	(23.6)	(76.9)

Earnings/(loss) from continuing operations	(61.8)	172.2
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	66.3	47.4
Loss on debt extinguishment	39.9	—
Impairments and loss on sale of assets	23.6	3.6
Equity compensation	22.0	21.0
Provision for bad debts	12.3	12.4
Change in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables	(716.1)	(858.2)
Increase in inventories	(28.1)	(864.1)
Increase in accounts payable	1,003.1	978.1
Other accrued liabilities and operating items, net	(99.6)	(4.4)

Net cash provided/(used in) by operating activities - continuing operations	261.6	(492.0)
Net cash provided by operating activities - discontinued operations	144.4	336.8

Net cash provided by/(used in) operating activities	406.0	(155.2)

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of divestitures and cash acquired	(32.0)	(6.2)
Proceeds from sale of property and equipment	4.8	0.7
Additions to property and equipment	(37.0)	(57.4)

Net cash used in investing activities - continuing operations	(64.2)	(62.9)
Net cash used in investing activities - discontinued operations	(9.9)	(31.8)

Net cash used in investing activities	(74.1)	(94.7)

Cash Flows From Financing Activities:
Net change in commercial paper and short-term borrowings	—	1.2
Reduction of long-term obligations	(1,134.4)	(150.7)
Proceeds from long-term obligations, net of issuance costs	—	8.1
Proceeds from issuance of Common Shares	18.7	17.9
Tax benefit/(expense) from stock options	(6.2)	3.3
Payment of premiums for debt extinguishment	(66.4)	—
Dividends on Common Shares	(64.2)	(49.7)

Net cash used in financing activities - continuing operations	(1,252.5)	(169.9)
Net cash provided by/(used in) financing activities - discontinued operations	1,283.8	(1.6)

Net cash provided by/(used in) financing activities	31.3	(171.5)

Net increase/(decrease) in cash and equivalents	363.2	(421.4)
Cash and equivalents at beginning of period	1,221.6	808.8

Cash and equivalents at end of period	$1,584.8	$387.4

CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	First Quarter		Non-GAAP First Quarter
(in millions)	2010	2009	2010	2009
Revenue
Amount	$24,781	$23,437
Growth Rate	6%	11%
Operating Earnings
Amount	$240	$287	$323	$311
Growth Rate	(16)%	(15)%	4%	(13)%
Earnings/(Loss) from Continuing Operations
Amount	$(62)	$172	$194	$168
Growth Rate	N.M.	(19)%	15%	(24)%

Refer to the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances and for an explanation of the change in presentation of adjustments for non-GAAP balances.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	First Quarter			First Quarter
(in millions)	2010	2009	(in millions)	2010	2009
PHARMACEUTICAL			MEDICAL
Revenue			Revenue
Amount	$22,562	$21,404	Amount	$2,237	$2,037
Growth Rate	5%	11%	Growth Rate	10%	8%
Mix	91%	91%	Mix	9%	9%
Segment Profit			Segment Profit
Amount	$208	$213	Amount	$115	$98
Growth Rate	(2)%	(24)%	Growth Rate	17%	29%
Mix	64%	69%	Mix	36%	31%
Segment Profit Margin	0.92%	1.00%	Segment Profit Margin	5.13%	4.81%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the three months ended September 30, 2009 was $24,781 million, which included total segment revenue of $24,799 million and Corporate revenue of $(18) million. Total consolidated revenue for the three months ended September 30, 2008 was $23,437 million, which included total segment revenue of $23,441 million and Corporate revenue of $(4) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the three months ended September 30, 2009 were $240 million, which included total segment profit of $323 million and Corporate loss of $83 million. Total consolidated operating earnings for the three months ended September 30, 2008 were $287 million, which included total segment profit of $311 million and Corporate loss of $24 million. Corporate includes, among other things, restructuring and employee severance, impairments and loss on sale of assets and litigation (credits)/charges, net.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	First Quarter
(in millions, except per Common Share amounts)	2010	2009
Restructuring and Employee Severance
Restructuring and employee severance	$(59.7)	$(20.7)
Tax benefit	17.4	7.4

Restructuring and employee severance, net of tax	$(42.3)	$(13.3)

Decrease to diluted EPS from continuing operations	$(0.12)	$(0.04)

Impairments and Loss on Sale of Assets
Impairments and loss on sale of assets	$(23.6)	$(3.6)
Tax benefit	8.1	20.9

Impairments and loss on sale of asset, net of tax	$(15.5)	$17.3

(Decrease)/increase to diluted EPS from continuing operations	$(0.04)	$0.05

Litigation (Charges)/Credits, Net
Litigation (charges)/credits, net	$0.5	$—
Tax expense	(0.2)	—

Litigation (charges)/credits, net, net of tax	$0.3	$—

Increase to diluted EPS from continuing operations	$—	$—

Other Spin-Off Costs
Other spin-off costs [1]	$(42.3)	$—
Tax expense [2]	(155.9)	—

Other spin-off costs, net of tax	$(198.2)	$—

Decrease to diluted EPS from continuing operations	$(0.55)	$—

Weighted Average Number of Diluted Shares Outstanding
Weighted average number of diluted shares outstanding	359.1	361.1
Antidutive effect due to loss from continuing operations and net loss	1.9	—

Weighted average number of diluted shares outstanding for non-GAAP calculations	361.0	361.1

[1]

Other spin-off costs included in other (income)/expense, net for the three months ended September 30, 2009 were $2.4 million. Other spin-off costs also include the $39.9 million loss on extinguishment of debt for the three months ended September 30, 2009.

[2]	The tax expense associated with the other spin-off costs includes $171.9 million related to the anticipated repatriation of a portion of cash loaned to the Company’s entities within the United States.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	First Quarter
	2010	2009
Receivable Days	20.1	20.5
Days Inventory on Hand	23	26
Debt to Total Capital	33%	32%
Net Debt to Capital	15%	30%
Return on Equity	(2.2)%	12.7%
Non-GAAP Return on Equity	15.9%	16.8%
Return on Invested Capital	(0.55)%	5.62%
Non-GAAP Return on Invested Capital	6.27%	5.73%
Effective Tax Rate from Continuing Operations	135.3%	32.4%
Non-GAAP Effective Tax Rate from Continuing Operations	35.4%	39.8%

Refer to the GAAP / Non-GAAP Reconciliation for non-GAAP calculations and for an explanation of the change in presentation of adjustments for non-GAAP numbers.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter 2010
(in millions, except per Common Share amounts)	GAAP	Restructuring and Employee Severance[1]	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net[1]	Other Spin-Off Costs	Non-GAAP
Operating Earnings
Amount	$240	$60	$24	—	—	$323
Growth Rate	(16)%					4%
Earnings Before Income Taxes and Discontinued Operations	$175	$60	$24	—	$42	$300
Provision for Income Taxes	$237	$17	$8	—	$(156)	$106
Earnings/(Loss) from Continuing Operations
Amount	$(62)	$42	$16	—	$198	$194
Growth Rate	N.M.					15%
Diluted EPS from Continuing Operations
Amount[2]	$(0.17)	$0.12	$0.04	—	$0.55	$0.54
Growth Rate	N.M.					15%

	First Quarter 2009
	GAAP	Restructuring and Employee Severance[1]	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net[1]	Other Spin-Off Costs	Non-GAAP
Operating Earnings
Amount	$287	$21	$4	—	—	$311
Growth Rate	(15)%					(13)%
Earnings Before Income Taxes and Discontinued Operations	$255	$21	$4	—	—	$279
Provision for Income Taxes	$83	$7	$21	—	—	$111
Earnings from Continuing Operations
Amount	$172	$13	$(17)	—	—	$168
Growth Rate	(19)%					(24)%
Diluted EPS from Continuing Operations
Amount	$0.48	$0.04	$(0.05)	—	—	$0.47
Growth Rate	(16)%					(23)%

The sum of the components may not equal the total due to rounding.

[1]

Beginning with the first quarter of fiscal 2010, the Company eliminated the category of special items on its condensed consolidated statements of earnings and began to use “restructuring and employee severance” and “litigation (credits)/charges, net.” Prior periods have been reclassified to conform with this new presentation.

[2]	The weighted average number of shares used in the non-GAAP calculation includes the dilutive potential Common Shares as there is income from continuing operations on a non-GAAP basis.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter
(in millions)	2010	2009
GAAP Return on Equity	(2.2)%	12.7%
Non-GAAP Return on Equity
Net earnings/(loss)	$(38.2)	$249.1
Restructuring and employee severance, net of tax, in continuing operations	42.3	13.3
Impairments and loss on sale of assets, net of tax, in continuing operations	15.5	(17.3)
Litigation (credits)/charges, net, net of tax, in continuing operations	(0.3)	—
Other spin-off costs, net of tax	198.2	—
CareFusion net earnings in discontinued operations[1]	(20.1)	(74.0)

Adjusted net earnings	$197.4	$171.1
Annualized	$789.6	$684.4
Divided by average shareholders’ equity[2]	$4,956.7	$4,080.4
Non-GAAP return on equity	15.9%	16.8%

	First Quarter
	2010	2009
GAAP Return on Invested Capital	(0.55)%	5.62%
Non-GAAP Return on Invested Capital
Net earnings/(loss)	$(38.2)	$249.1
Restructuring and employee severance, net of tax, in continuing operations	42.3	13.3
Impairments and loss on sale of assets, net of tax, in continuing operations	15.5	(17.3)
Litigation (credits)/charges, net, net of tax, in continuing operations	(0.3)	—
Other spin-off costs, net of tax	198.2	—
Other (income)/expense, net, net of tax[3]	(7.1)	1.6
Interest expense, net, net of tax[3]	21.1	18.7
CareFusion net earnings in discontinued operations[1]	(20.1)	(74.0)

Adjusted net earnings	$211.4	$191.4
Annualized	$845.6	$765.6
Divided by average total invested capital[4]	$13,496.3	$13,367.2
Non-GAAP return on invested capital	6.27%	5.73%

[1]	To properly reflect the impact of the spin-off on a non-GAAP basis, CareFusion net earnings included in discontinued operations is excluded from adjusted net earnings for all periods presented.
[2]

The average shareholders’ equity shown above is calculated using the average of the prior and current quarters except for year-to-date which is calculated as the average of shareholders’ equity at the end of the prior years’ fourth quarter plus each of the current year quarters. Average shareholders’ equity on a non-GAAP basis reflects the $3.7 billion non-cash dividend to remove CareFusion equity for all periods presented.

[3]

Beginning with the first quarter of fiscal 2010, the Company eliminated the category of interest expense and other on its condensed consolidated statements of earnings and began to use “other (income)/expense, net” and “interest expense, net.” Prior periods have been reclassifed to conform with this change in presentation. For the three months ended September 30, 2009, other (income)/expense, net excludes the $2.4 million included in other spin-off costs.

[4]

Total invested capital is calculated as the sum of the current portion of long-term obligations and other short-term borrowings, long-term obligations, current portion of long-term obligations and other short-term borrowings in discontinued operations, long-term obligations in discontinued operations, total shareholders’ equity and unrecorded goodwill. The average total invested capital is calculated using the average of total invested capital at the end of the prior and current quarters except for year-to-date which is calculated as the average of the prior years’ fourth quarter plus each of the current year quarters. Unrecorded goodwill is $5.5 billion and $7.5 billion on a GAAP basis for the three months ended September 30, 2009 and 2008, respectively. At September 30, 2008, $2.0 billion of the unrecorded goodwill relates to CareFusion. On a non-GAAP basis, unrecorded goodwill is $5.5 billion for all periods presented. In addition, on a non-GAAP basis, average invested capital excludes the $3.7 billion non-cash dividend to remove CareFusion equity for all periods presented. Current portion of long-term obligations and other short-term borrowings in discontinued operations, and long-term obligations in discontinued operations were $11.0 million at September 30, 2008.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter
(in millions)	2010	2009
GAAP Effective Tax Rate from Continuing Operations	135.3%	32.4%
Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$175.0	$254.8
Restructuring and employee severance	59.7	20.7
Impairments and loss on sale of assets	23.6	3.6
Litigation (credits)/charges, net	(0.5)	—
Other spin-off costs	42.3	—

Adjusted earnings before income taxes and discontinued operations	$300.1	$279.1
Provision for income taxes	$236.8	$82.6
Restructuring and employee severance tax benefit	17.4	7.4
Impairments and loss on sale of assets tax benefit	8.1	20.9
Litigation (credits)/charges, net tax expense	(0.2)	—
Other spin-off costs tax expense	(155.9)	—

Adjusted provision for income taxes	$106.2	$110.9
Non-GAAP effective tax rate from continuing operations	35.4%	39.8%

	First Quarter
	2010	2009
Debt to Total Capital	33%	32%
Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$362.3	$158.0
Long-term obligations, less current portion and other short-term borrowings	2,103.5	3,593.3

Debt	$2,465.8	$3,751.3
Cash and equivalents	(1,584.8)	(387.5)

Net debt	$881.0	$3,363.8
Total shareholders’ equity	$4,941.2	$7,918.1
Capital	$5,822.2	$11,281.9
Net Debt to Capital	15%	30%

Forward-Looking Non-GAAP Financial Measures

The Company presents non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most comparable forward-looking GAAP measures because the Company cannot reliably forecast restructuring and employee severance, impairments and loss on sale of assets, litigation (credits)/charges, net and other spin-off costs, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Operating Cash Flow: net cash provided by / (used in) operating activities

Other Spin-Off Costs: costs and tax charges incurred in connection with the Company’s spin-off of CareFusion that are not included in restructuring and employee severance, impairments and loss on sale of assets and litigation (credits)/charges, net. Other spin-off costs include, among other things, the loss on extinguishment of debt and the income tax charge related to the anticipated repatriation of a portion of cash loaned to the Company’s entities within the United States for the three months ended September 30, 2009.

Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Return on Invested Capital: annualized net earnings plus other (income)/expense, net plus interest expense, net divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net and (4) Other Spin-Off Costs, each net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net and (4) Other Spin-Off Costs) divided by (earnings before income taxes and discontinued operations adjusted for (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net and (4) Other Spin-Off Costs)

Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (charges)/credits and (4) Other Spin-Off Costs included within distribution, selling, general and administrative expenses.

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, (4) Other Spin-Off Costs and (5) CareFusion net earnings in discontinued operations, each net of tax) divided by average shareholders’ equity adjusted for the $3.7 billion non-cash dividend issued in connection with the spin-off

Non-GAAP Return on Invested Capital: (annualized net earnings excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, (4) Other Spin-Off Costs, (5) other (income)/expense, net, (6) interest expense, net and (7) CareFusion net earnings in discontinued operations, each net of tax) divided by (average total shareholders’ equity adjusted for the $3.7 billion non-cash dividend issued in connection with the spin-off plus debt plus unrecorded goodwill excluding unrecorded goodwill attributed to CareFusion)